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                                                                      Exhibit 16

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                     [McGladrey & Pullen, LLP Letterhead]

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November 6, 2001

AF Bankshares, Inc.
P.O. Box 26
West Jefferson, North Carolina 28694

Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for AF Bankshares, Inc., and on August 3, 2001, we reported on the consolidated financial statements of AF Bankshares, Inc. and subsidiaries as of and for the years ended June 30, 2001 and 2000. On August 3, 2001, the Board of Directors of AF Bankshares, Inc. declined to reappoint us as the independent accountants of AF Bankshares, Inc. for the fiscal year ended June 30, 2002.

We have read AF Bankshares, Inc.'s statements included under Item 4 of its Form 8-K dated August 3, 2001, and its Amendment to Form 8-K dated November 5, 2001 and we agree with such statements.



/s/ McGladrey & Pullen, LLP